                         NOTICE OF GUARANTEED DELIVERY
                      FOR TENDER OF SHARES OF COMMON STOCK
                                       OF
                           TRIGEN ENERGY CORPORATION

    This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for shares of Common Stock, par value $0.01 per share (the "Shares"), of Trigen Energy Corporation, a Delaware corporation, are not immediately available or the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase, dated February 28, 2000 (the "Offer to Purchase")). This Notice of Guaranteed Delivery may be delivered by hand, facsimile transmission or mailed to Harris Trust Company of New York (the "Depositary"). See "THE TENDER OFFER--Procedures for Tendering Shares" of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:
                        HARRIS TRUST COMPANY OF NEW YORK

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                  BY MAIL:                              BY HAND/OVERNIGHT COURIER:
             Wall Street Station                              Receive Window
                P.O. Box 1023                                Wall Street Plaza
           New York, NY 10268-1023                     88 Pine Street, 19(th) Floor
                                                            New York, NY 10005
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                           BY FACSIMILE TRANSMISSION:
                        (for Eligible Institutions Only)
                             (212) 701-7636 or 7637

                   FOR INFORMATION TELEPHONE (CALL COLLECT):
                                 (212) 701-7624

                            ------------------------

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUMENTS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

    This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.
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Ladies and Gentlemen:

    The undersigned hereby tenders to T Acquisition Corp., a Delaware corporation and an indirect, wholly owned subsidiary of Elyo, a SOCIETE ANONYME organized and existing under the laws of the Republic of France and an indirect wholly owned subsidiary of Suez Lynonnaise des Eaux, a SOCIETE ANONYME organized and existing under the laws of the Republic of France, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares indicated below, pursuant to the guaranteed delivery procedure set forth under "THE TENDER OFFER--Procedures for Tendering Shares" of the Offer to Purchase.

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Number of Shares:                                                SIGN HERE

Certificate No(s). (if available):             Name(s) of Record Holder(s):

                                                          (Please Type or Print)

If Shares will be tendered by book-entry       Addresses:
transfer:
Name of Tendering Institutions                             (Include a Zip Code)

                                               Area Code and Telephone No.:

Account No.:

                                               Signature(s):

                                               Dated: , 2000
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                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED
                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, as Eligible Institution (as such term is defined under "THE TENDER OFFER--Procedures for Tendering Shares" of the Offer to Purchase), hereby guarantees to deliver to the Depositary at one of its addresses set forth above the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined under "THE TENDER OFFER-- Acceptance for Payment and Payment for Shares" of the Offer to Purchase) with respect to transfer of such Shares into the Depositary's account at The Depository Trust Company, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery of Shares, and any other documents required by the Letter of Transmittal, all within three New York Stock Exchange trading days after the date hereof.

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                Name of Firm:
                                                          (Authorized Signature)

                  Address:                                         Name:

                                                                  Title:
            (Include a Zip Code)

           Area Code and Tel. No.:                                 Date:
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DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY.
CERTIFICATES SHOULD BE SENT TOGETHER WITH A LETTER OF TRANSMITTAL.

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